Sabrina Ellis POA
Limited Power of Attorney
The undersigned officer and/or director of Pinterest, Inc.
(the "Company") hereby constitutes and appoints Monifa
Clayton, the undersigned's true and lawful attorney-in-fact
to:
1) execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer, director and/or 10%
shareholder of the Company, any and all Forms 3, 4 and 5
and Schedules 13D
and 13G prepared for and on behalf of the undersigned
with respect to any securities of the Company pursuant
to Section 13 or Section 16(a) of the Securities Exchange
Act of 1934, as amended, and the rules promulgated
thereunder (the "Exchange Act");
2) do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4 or 5, or
Schedules 13D or 13G, complete and execute any amendment
or amendments thereto and to timely file or submit such
forms with or to (as applicable) the United States
Securities and Exchange Commission (the "SEC"), the
Company and/or any stock exchange or similar authority;
3) prepare, execute in my name and on my behalf, and
submit to the SEC a Form ID, including amendments
thereto, and any other documents necessary or appropriate
to obtain and/or regenerate codes and passwords enabling
me to make electronic filings with the SEC of reports
required by Section 13 or Section 16(a) of the Exchange
Act, or any rule or regulation of the SEC;
4) obtain, as the undersigned's representative and on
the undersigned's behalf, information regarding
transactions in the Company's equity securities from
any third-party, including the Company and any brokers,
dealers, employee benefit plan administrators and
trustees, and the undersigned hereby authorizes any
such third-party to release any such information to
an attorney-in-fact; and
5) take any other action of any type whatsoever
in connection with the foregoing which, in the opinion
of such attorney-in-fact, may be of benefit to, in
the best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Limited Power of Attorney
shall be in such form and shall contain such terms
and conditions as such attorney-in-fact may approve
in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform
any and every act and thing whatsoever requisite,
necessary or proper to be done in the exercise of
any of the rights and powers herein granted, as
fully to all intents and purposes as the undersigned
might or could do if personally present, with full
power of substitution or revocation, hereby ratifying
and confirming all that such attorney-in-fact,
or such attorney-in-fact's substitute or substitutes,
shall lawfully do or cause to be done by virtue of
this Limited Power of Attorney and the rights and
powers herein granted.
The undersigned acknowledges that (i) this Limited
Power of Attorney authorizes, but does not require,
the attorney-in-fact to act in their individual
discretion on information provided to any such
attorney-in-fact without independent verification
of such information; (ii) the foregoing
attorney-in-fact, in serving in such capacity at
the request of the undersigned, are not assuming,
nor is the Company assuming, any of (a) the
undersigned's responsibilities to comply with
Section 13 or Section 16 of the Exchange Act or
(b) any liability of the undersigned for any
failure to comply with the applicable Exchange
Act or Securities Act requirements or any
liability of the undersigned for disgorgement
of profits under Section 16(b) of the Exchange
Act; and (iii) this Limited Power of Attorney
does not relieve the undersigned from
responsibility for compliance with the
undersigned's obligations under Section 13
and/or Section 16 of the Exchange Act,
including, without limitation, applicable
reporting requirements under Section 13 and/
or Section 16 of the Exchange Act.
This Limited Power of Attorney shall remain
in full force and effect until the undersigned
is no longer required to file Forms 3, 4 and 5,
or Schedules 13D or 13G, with respect to the
undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorney-in-fact.
By signing below, the undersigned does hereby
revoke any and all other power of attorney
documents previously and otherwise executed in
connection with the undersigned's obligations
as an officer, director and/or 10% shareholder
of the Company to prepare and file Forms 3, 4
and 5, or Schedules 13D and 13G or other forms
or reports, or any amendment or amendments
thereto, with the SEC and any stock exchange
or similar authority, pursuant to Section 13
or Section 16(a) of the Exchange Act. The
undersigned hereby gives notice to all who
have received, relied on or acted upon such
previously executed power of attorney documents
and all other interested parties that the
undersigned withdraws every power and authority
thereby given and declares such power of attorney
documents null and void and of no further force
or effect.
IN WITNESS WHEREOF, the undersigned has caused
this Limited Power of Attorney to be executed as of
this 31st day of May 2023.
/s/ Sabrina Ellis
Signature
Sabrina Ellis
Print Name